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                                                                   Exhibit 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the use in this Registration Statement on Form S-4 for CFW Communications Company of our report dated February 19, 1999 relating to the consolidated financial statements of R&B Communications, Inc. and subsidiaries.


/s/ Phibbs, Burkholder, Geisert and Huffman, LLP

PHIBBS, BURKHOLDER, GEISERT AND HUFFMAN, LLP
Harrisburg, VA
October 4, 2000